                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    September 17, 2001
                                                    -------------------

                           Molecular Diagnostics Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


        Delaware                        000-00935               36-4296006
--------------------------------------------------------------------------------
  (State or Other Jurisdiction         (Commission             (IRS Employer
         of Incorporation)             File Number)          Identification No.)


  414 North Orleans Street, Suite 510, Chicago, Illinois           60610
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code    (312)222-9550
                                                      -------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.           Acquisition or Disposition of Assets.

         On September 17, 2001, Registrant completed an acquisition transaction (the "Merger") contemplated by an Agreement and Plan of Merger by and among AccuMed International, Inc. ("AccuMed"), a Delaware corporation, AccuMed Acquisition Corp. ("Acquisition Sub"), a Delaware corporation, and Registrant, dated as of February 7, 2001, as amended, pursuant to which AccuMed merged with and into Acquisition Sub, which is a wholly-owned subsidiary of Registrant.
         In consideration for the Merger, Registrant issued 3,760,742 shares of its common stock, par value $.001 per share, to the holders of AccuMed common stock and 572,485 shares of its Series A Convertible Preferred Stock, par value $.001 per share, to holders of AccuMed's Series A Convertible Preferred Stock. AccuMed stockholders received .6552 of a share of Registrant's common stock for each share of AccuMed common stock they owned immediately prior to the Merger, and one share of Registrant's Series A Convertible Preferred Stock for each share of AccuMed Series A Convertible Preferred Stock they owned immediately prior to the Merger. As a result of the Merger, the former stockholders of AccuMed own approximately 11% of the outstanding shares of common stock of Registrant, and 100% of the outstanding shares of Registrant's Series A Convertible Preferred Stock.

Item 7.           Financial Statements and Exhibits.

         (a)(1)   Financial Statements of AccuMed International, Inc.:

                  (i)    Report of KPMG LLP, independent auditors

                  (ii) Consolidated Balance Sheets as of December 31, 2000 and 1999

                  (iii) Consolidated Statements of Operations for the Years Ended December 31, 2000, 1999 and 1998

                  (iv) Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) for the Years Ended December 31, 2000, 1999 and 1998

                  (v) Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998

                  (vi)   Notes to Consolidated Financial Statements

                  (vii) Condensed Consolidated Balance Sheets as of June 30, 2001 (unaudited) and December 31, 2000

                  (viii) Condensed Consolidated Statements of Operations for the
                         Three Months Ended June 30, 2001 and 2000 (unaudited) and for the Six Months Ended June 30, 2001 and 2000 (unaudited)

                  (ix) Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2001 and 2000 (unaudited)

                  (x) Notes to Condensed Consolidated Financial Statements (unaudited)

         (b)      Pro Forma Financial Statements:

                  (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001;

                  (ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2000;

                  (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2001; and

                  (iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

         (c)      Exhibits

                  2. Agreement and Plan of Merger, dated February 7, 2001, by and among AccuMed International, Inc., AccuMed Acquisition Corp. and Ampersand Medical Corporation (now known as Molecular Diagnostics Inc.), and Amendments No. 1 and No. 2 thereto (incorporated by reference to Appendix I to the proxy statement-prospectus filed as part of Amendment No. 4 to Registration Statement No. 33-61666).

                  23.2   Consent of Independent Accountants

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
AccuMed International, Inc.:

We have audited the accompanying consolidated balance sheets of AccuMed International, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AccuMed International, Inc. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in a three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                     /s/  KPMG LLP



Chicago, Illinois
March 8, 2001

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS


                                                                               DECEMBER 31,
                                                                     -------------------------------
                              ASSETS                                     2000               1999
                                                                     ------------       ------------
CURRENT ASSETS
   Cash and cash equivalents                                         $        462       $    196,303
   Accounts receivable                                                     19,600               --
   Prepaid expenses and other current assets                               18,984              7,944
   Available-for-sale security                                            195,085            121,301
   Notes receivable                                                       492,772            400,000
   Inventories                                                            639,220            700,919
                                                                     ------------       ------------
      TOTAL CURRENT ASSETS                                              1,366,123          1,426,467
                                                                     ------------       ------------

Property and equipment, net                                               385,372            705,273
Purchased technology, net of accumulated amortization of
   $2,876,000 in 2000 and $2,214,000 in 1999                            3,523,866          4,185,868
Patents, net of accumulated amortization of $193,000 in 2000
   and $130,000 in 1999                                                   775,416            842,484
Note receivable, officer                                                     --               62,237
                                                                     ------------       ------------
                                                                     $  6,050,777       $  7,222,329
                                                                     ============       ============

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of debt                                           $    668,288       $    362,550
   Accounts payable                                                       330,168            223,822
   Accrued interest                                                        13,161             15,415
   Income taxes                                                              --               35,000
   Deferred revenues, current portion                                     419,739               --
   Other current liabilities                                              747,020            750,183
                                                                     ------------       ------------
      TOTAL CURRENT LIABILITIES                                         2,178,376          1,386,970
                                                                     ------------       ------------
Debt                                                                         --              167,000
Deferred revenues                                                       1,487,973               --

STOCKHOLDERS' EQUITY
   Preferred stock, Series A convertible, 5,000,000 shares
      authorized; 590,197 issued and outstanding at December
      31, 2000; 944,384 issued and outstanding at December 31, 1999;    2,655,893          4,249,735
   Common stock, $0.01 par value; 50,000,000 shares authorized;
      5,728,028 issued and outstanding at December 31, 2000;
      5,491,901 issued and outstanding at December 31, 1999;               57,280             54,919
   Additional paid-in capital                                          61,210,743         59,619,262
   Accumulated other comprehensive income                                (190,939)            (4,960)
   Accumulated deficit                                                (61,131,812)       (58,033,860)
   Treasury stock; 6,326 shares at December 31, 2000 and 1999            (216,737)          (216,737)
                                                                     ------------       ------------
      TOTAL STOCKHOLDERS' EQUITY                                        2,384,428          5,668,359
                                                                     ------------       ------------
                                                                     $  6,050,777       $  7,222,329
                                                                     ============       ============


          See accompanying notes to consolidated financial statements.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                               YEAR ENDED DECEMBER 31,
                                                                 --------------------------------------------------
                                                                      2000              1999                1998
                                                                 ------------       ------------       ------------

Net sales                                                        $    303,034       $    136,405       $    326,862
Licensing fees                                                        130,285               --                 --
Royalties                                                              44,000               --                 --
                                                                 ------------       ------------       ------------
      Total net revenues                                              477,319            136,405            326,862
                                                                 ------------       ------------       ------------

Operating expenses:
      Cost of sales                                                   122,471          1,146,291            855,788
      General and administrative                                    2,732,958          3,147,154          5,308,417
      Research and development                                      1,142,805          1,869,587          2,569,864
      Asset impairment                                                   --              137,211               --
      Sales and marketing                                             133,063            282,398          1,388,826
                                                                 ------------       ------------       ------------
         Total operating expenses                                   4,131,297          6,582,641         10,122,895
                                                                 ------------       ------------       ------------

Operating loss                                                     (3,653,978)        (6,446,236)        (9,796,033)
                                                                 ------------       ------------       ------------

Other income (expense):
      Interest expense                                                (38,932)          (501,379)        (1,411,335)
      Realized gain on available for sale security                    331,574               --                 --
      Other income, net                                               263,384            144,794            847,613
                                                                 ------------       ------------       ------------
         Total other income (expense)                                 556,026           (356,585)          (563,722)
                                                                 ------------       ------------       ------------

Loss before income taxes from continuing operations                (3,097,952)        (6,802,821)       (10,359,755)

Income tax expense                                                       --                 --                 --
                                                                 ------------       ------------       ------------

Loss from continuing operations before extraordinary item          (3,097,952)        (6,802,821)       (10,359,755)
                                                                 ------------       ------------       ------------

Discontinued operations:
  (Loss) income from discontinued operations                             --             (158,250)         3,351,486
  Gain on disposal, net of income taxes of $140,000                      --            8,357,449               --
                                                                 ------------       ------------       ------------

Income from discontinued operations                                      --            8,199,199          3,351,486
                                                                 ------------       ------------       ------------

Extraordinary item - debt extinguishment loss                            --                 --           (1,168,080)
                                                                 ------------       ------------       ------------

         Net (loss) income                                       $ (3,097,952)      $  1,396,378       $ (8,176,349)
                                                                 ============       ============       ============

Basic and diluted loss per share from continuing operations
  before extraordinary item                                      $      (0.55)      $      (1.24)      $      (2.04)

Income per share from discontinued operations                            --                 1.49               0.66

Extraordinary loss per share from debt extinguishment                    --                 --                (0.23)
                                                                 ------------       ------------       ------------

Basic and diluted net (loss) income per share                    $      (0.55)      $       0.25       $      (1.61)
                                                                 ============       ============       ============

Weighted average common shares outstanding
   - basic and diluted                                              5,653,060          5,491,480          5,079,894
                                                                 ============       ============       ============



          See accompanying notes to consolidated financial statements

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         AND COMPREHENSIVE INCOME (LOSS)

                                                           PREFERRED STOCK                   COMMON STOCK              ADDITIONAL
                                                   -----------------------------     -----------------------------       PAID-IN
                                                      SHARES           AMOUNT           SHARES           AMOUNT          CAPITAL
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 1997                              --       $       --          3,788,145     $     37,881     $ 52,143,231
                                                   ------------     ------------     ------------     ------------     ------------
Issuances of common stock                                  --               --          1,494,869           14,949        6,066,070
Issuances of preferred stock                          1,245,338        5,604,030             --               --               --
Conversion of preferred stock to common                (283,236)      (1,274,564)         188,824            1,888        1,272,676
Stock options exercised                                    --               --              8,250               83           57,672
Cumulative translation adjustment                          --               --               --               --               --
Net loss                                                   --               --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 1998                           962,102        4,329,466        5,480,088           54,801       59,539,649
                                                   ------------     ------------     ------------     ------------     ------------
Conversion of preferred stock to common                 (17,718)         (79,731)          11,813              118           79,613
Cumulative translation adjustment                          --               --               --               --               --
Change in value of available-for-sale security             --               --               --               --               --
Net income                                                 --               --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 1999                           944,384        4,249,735        5,491,901           54,919       59,619,262
                                                   ------------     ------------     ------------     ------------     ------------
Conversion of preferred stock to common                (354,187)      (1,593,842)         236,127            2,361        1,591,481
Cumulative translation adjustment                          --               --               --               --               --
Change in value of available-for-sale security             --               --               --               --               --
Net loss                                                   --               --               --               --               --
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 2000                           590,197     $  2,655,893        5,728,028     $     57,280     $ 61,210,743
                                                   ============     ============     ============     ============     ============


                                                    ACCUMULATED
                                                       OTHER
                                                   COMPREHENSIVE     ACCUMULATED       TREASURY      STOCKHOLDERS'    COMPREHENSIVE
                                                      INCOME           DEFICIT           STOCK          EQUITY         INCOME (LOSS)
                                                  --------------    -------------    -------------   -------------     ------------
Balances at December 31, 1997                      $     22,586     $(51,253,889)    $   (216,737)    $    733,072     $(16,928,576)
                                                   ------------     ------------     ------------     ------------     ------------
Issuances of common stock                                  --               --               --          6,081,019             --
Issuances of preferred stock                               --               --               --          5,604,030             --
Conversion of preferred stock to common                    --               --               --               --               --
Stock options exercised                                    --               --               --             57,755             --
Cumulative translation adjustment                       (76,581)            --               --            (76,581)         (76,581)
Net loss                                                   --         (8,176,349)            --         (8,176,349)      (8,176,349)
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 1998                           (53,995)     (59,430,238)        (216,737)       4,222,946       (8,252,930)
                                                   ------------     ------------     ------------     ------------     ------------
Conversion of preferred stock to common                    --               --               --               --               --
Cumulative translation adjustment                       (72,266)            --               --            (72,266)         (72,266)
Change in value of available-for-sale security          121,301             --               --            121,301          121,301
Net income                                                 --          1,396,378             --          1,396,378        1,396,378
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 1999                            (4,960)     (58,033,860)        (216,737)       5,668,359        1,445,413
                                                   ------------     ------------     ------------     ------------     ------------
Conversion of preferred stock to common                    --               --               --               --               --
Cumulative translation adjustment                        (2,621)            --               --             (2,621)          (2,621)
Change in value of available-for-sale security         (183,358)            --               --           (183,358)        (183,358)
Net loss                                                   --         (3,097,952)            --         (3,097,952)      (3,097,952)
                                                   ------------     ------------     ------------     ------------     ------------
Balances at December 31, 2000                      $   (190,939)    $(61,131,812)    $   (216,737)    $  2,384,428     $ (3,283,931)
                                                   ============     ============     ============     ============     ============





          See accompanying notes to consolidated financial statements.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                                   ------------------------------------------------
                                                                                       2000              1999              1998
                                                                                   ------------      ------------      ------------
OPERATING ACTIVITIES:
         Net (loss) income                                                         $ (3,097,952)     $  1,396,378      $ (8,176,349)
         Adjustments to reconcile net (loss) income to net cash used in operating activities:
            Income from discontinued operations                                            --          (8,199,199)       (3,351,486)
            Non-cash expenses of asset disposal                                            --             446,974              --
            Write-off of leasehold improvements                                            --             137,211              --
            Write-down of inventory                                                        --           1,106,399              --
            Depreciation and amortization                                             1,073,754         1,111,216         1,457,228
            Realized gain on sale of available for sale security                       (331,574)             --                --
            Bad debt expense                                                               --                --             337,353
            Debt extinguishment loss                                                       --                --           1,168,080
            Minority interest                                                              --                --            (191,560)
            Expenses paid with issuances of stock or warrants                              --                --              99,000
            Changes in assets and liabilities:
               (Increase) decrease in accounts receivable                               (19,600)           34,313           107,484
               (Increase) decrease in prepaid expenses and other                        (11,040)           56,832           (22,514)
               Decrease (increase) in inventories                                        61,699           (68,634)         (459,851)
               Decrease (increase) in patents and other assets                           62,237           (15,821)           23,537
               Increase (decrease) in accounts payable                                  106,568        (1,583,056)       (1,205,345)
               Increase in deferred revenues                                          1,057,798              --                --
               (Decrease) increase in other current liabilities                         (21,330)          315,785          (184,015)
                                                                                   ------------      ------------      ------------
CASH USED IN OPERATING ACTIVITIES                                                    (1,119,440)       (5,261,602)      (10,398,438)
                                                                                   ------------      ------------      ------------

INVESTING ACTIVITIES:
         Capital expenditures                                                           (27,755)          (25,435)         (163,978)
         Purchase of Oncometrics stock                                                     --                --            (342,500)
         Payments for note receivable                                                      --            (400,000)             --
         Proceeds from note receivable                                                  500,000              --                --
         Proceeds from sales of available-for-sale security                             331,574              --                --
         Proceeds from sale of Microbiology division                                       --          15,150,000              --
         Expenses related to sale of Microbiology division                                 --            (750,000)             --
                                                                                   ------------      ------------      ------------
CASH PROVIDED BY (USED IN) INVESTMENT ACTIVITIES                                        803,819        13,974,565          (506,478)
                                                                                   ------------      ------------      ------------

FINANCING ACTIVITIES:
         Proceeds from issuances of common stock, net                                      --                --           4,852,394
         Payments of notes payable                                                     (209,975)       (8,497,551)         (909,305)
         Proceeds from issuance of notes payable                                        330,000              --           1,000,000
                                                                                   ------------      ------------      ------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                         120,025        (8,497,551)        4,943,089
                                                                                   ------------      ------------      ------------
CASH TRANSFER (TO) FROM DISCONTINUED OPERATIONS                                            --            (209,945)        5,872,486
                                                                                   ------------      ------------      ------------
EFFECT OF EXCHANGE RATES ON CASH                                                           (245)          (22,550)          (29,356)
                                                                                   ------------      ------------      ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (195,841)          (17,083)         (118,697)
                                                                                   ------------      ------------      ------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        196,303           213,386           331,983
                                                                                   ------------      ------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $        462      $    196,303      $    213,286
                                                                                   ============      ============      ============


          See accompanying notes to consolidated financial statements.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS

     AccuMed International, Inc. and subsidiary ("AccuMed") engage in the development and marketing of cost effective screening instruments and systems for clinical diagnostic laboratories, hospitals and others. These activities are conducted primarily in the United States and Canada. AccuMed markets its products primarily to the cytopathology and immunohistochemistry laboratory markets. Our integrated systems use reliable, accurate and innovative products and methods to provide laboratories with comprehensive solutions that are intended to improve efficiency and reduce costs while achieving significant improvements in disease detection. AccuMed operates in one business segment and substantially all of its assets are located in the United States.

     Basis of Presentation

     The consolidated financial statements include the accounts of AccuMed International, Inc. and its wholly-owned Canadian subsidiary, Oncometrics Imaging Corp. ("Oncometrics"). All significant intercompany balances and transactions have been eliminated in consolidation.

     On December 22, 1998, (the measurement date), AccuMed received shareholder approval to sell its microbiology division under a sales agreement negotiated by management under the approval of the board of directors. On January 29, 1999, AccuMed closed the sale of the microbiology division for proceeds of $15,150,000. AccuMed recognized a gain of $8,357,000, net of income taxes of $140,000 and after working capital adjustments, on the disposal of the microbiology division. Accordingly, the microbiology division is accounted for as a discontinued operation in the accompanying consolidated balance sheets, statements of operations and statements of cash flows.

     Reverse Stock Split

     On May 19, 1998, the stockholders approved a reverse one-for-six stock split, which was affected by the Board of Directors as of May 21, 1998. The reverse split covered all outstanding common shares and all agreements concerning stock options, warrants, convertible notes and other commitments payable in shares of AccuMed's common stock. All references to per-share information in the accompanying financial statements and notes to the consolidated financial statements have been adjusted to reflect the reverse split on a retroactive basis.

2.   GOING CONCERN AND MANAGEMENT'S PLANS

     AccuMed has incurred, and continues to incur, losses from operations and has a working capital deficiency. For the years ended December 31, 2000, 1999, and 1998, AccuMed incurred net losses from continuing operations of $3,098,000, $6,803,000, and $10,360,000, respectively. At December 31, 2000, AccuMed has a working capital deficiency of $812,000, and its available resources are not presently sufficient to fund its expected cash requirements through the end of 2001. These conditions raise substantial doubt about AccuMed's ability to continue as a going concern.

     In 2000 and early 2001, management of AccuMed implemented strategies to reduce losses from operations and cash used in operating activities. These strategies have included a reduction in personnel, curtailment of certain research and development efforts, and cutting of discretionary expenditures. On February 7, 2001, AccuMed entered into a merger agreement with Ampersand Medical Corporation ("Ampersand"). As a result of the signing of the merger agreement with Ampersand, AccuMed has received in 2001 an aggregate of $695,000 in advances from Ampersand to be used for working capital purposes. The merger agreement requires additional advances of $225,000 per month from Ampersand in April and May 2001. The Ampersand advances will be dissolved upon the consummation of the merger or will be due and payable upon the earliest of May 31, 2001 or the termination of the merger agreement. The due date for repayment of these advances may be extended upon mutual agreement of AccuMed and Ampersand. Through February 28, 2001, AccuMed has collected $300,000 on $500,000 of notes due from MonoGen, Inc. ("MonoGen") as of December 31, 2000. The remaining amount of $200,000 due from MonoGen is payable on March 31, 2001. Development milestone payments in the aggregate amount of $400,000 are scheduled to be received in 2001 from Ventana Medical Systems, Inc. ("Ventana") under AccuMed's license and development agreement with Ventana. In addition, AccuMed expects to begin shipping licensed product to Ventana beginning in the fourth quarter of 2001.

     Management expects the merger agreement with Ampersand to be consummated in the second quarter of 2001. If AccuMed is not able to consummate the merger agreement with Ampersand, or if MonoGen or Ventana are not able to meet their

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

payment obligations to AccuMed, or the development timetable with Ventana is not met or is substantially delayed, AccuMed would be required to pursue other strategies to maintain its liquidity. These strategies would include substantially curtailing its development and marketing efforts, liquidation of its inventories and technology portfolio, or cessation of operations. This would materially and adversely affect AccuMed's business, financial condition, results of operations, and cash flows.

3.   SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition

     Product revenue is recognized when products have been shipped, and the customer has made final acceptance. Fees earned from the use of AccuMed's products on a per-use basis are recognized as revenue in the period that the related equipment is used. The cost of products shipped under per-use contracts is expensed in the period that it is installed and accepted by the customer. Fees that are received up-front for licenses are deferred and recognized as revenue systematically over the term of the related agreement. Royalty payments that are received in advance are deferred and recognized as revenue during the period that the royalties are earned on the sale of covered products. Funds received under contractual development obligations are deferred. Qualifying development costs incurred during the development process are charged against the deferred development funds received. The excess amount of development funds, if any, over the amount of qualifying costs incurred is recognized in income upon the completion of the development process. Contractual development costs in excess of the amount of development funds received are charged to operations as incurred.

     Net (Loss) Income per Share

     Basic net (loss) income per share is calculated by dividing net (loss) income by the average number of common shares outstanding during the year. Diluted net (loss) income per share is calculated by adjusting outstanding shares, assuming the conversion of all potentially dilutive instruments. As a result of AccuMed's losses from continuing operations, the dilutive effect of outstanding convertible preferred stock, warrants, stock options, and a note convertible into common stock has been excluded from the diluted share base due to their antidilutive effect. For the years ended December 31, 2000, 1999, and 1998, diluted net (loss) income per share excludes a total of 3,376,849, 3,761,856, and 3,692,133 shares, respectively, issuable upon the conversion of preferred stock, warrants, stock options, and the convertible note.

     Foreign Currency Translation

     The financial statements of Oncometrics, AccuMed's Canadian subsidiary, are measured using the Canadian dollar as the functional currency. Assets and liabilities of Oncometrics are translated using current exchange rates. Revenues and expenses are translated using average exchange rates for the related period. The resulting cumulative translation adjustment is recorded in accumulated other comprehensive income in stockholders' equity. Foreign currency transaction gains and losses are included in the results of operations as incurred.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash held by financial institutions and money market fund investments with original maturities of three months or less.

     Inventories

     Inventories consist primarily of raw materials and finished product and are stated at the lower of cost (average cost) or market. Cost is determined by the first-in first-out method (FIFO). In 1999, AccuMed reduced the carrying value of inventories by $1,106,399 based on management's estimate of the recoverability of the inventories. This write-down was recorded as a charge to cost of sales in the statement of operations for the year ended December 31, 1999.

     Available-for-Sale Security

     The available-for-sale security is reported at fair market value. Unrealized gains and losses on the available-for-sale security are excluded from earnings and reported as a component of accumulated other comprehensive income
(loss) within stockholders' equity until realized.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Property and Equipment

     Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is provided on the straight-line method over the shorter of the estimated useful life of the improvement or the term of the lease. Expenditures for repairs and maintenance are charged to operations when incurred.

     Purchased Technology

     Purchased technology consists principally of values assigned to acquired proprietary technology. Such amounts are being amortized on a straight-line basis over the expected periods to be benefited, generally 10 years.

     Patents

     The cost of patents is amortized straight line over the estimated useful lives of the patent, generally 17 years.

     Impairment of Long-Lived Assets

     AccuMed accounts for long-lived assets in accordance with the provisions of Statement of Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain intangibles be reviewed for impairment whenever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Research and Development Costs

     Research and development costs are charged to operations as incurred.

     Warranty

     Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized.

     Use of Estimates

     Management of AccuMed has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Estimates are used when accounting for the allowance for un-collectable accounts receivable, inventory valuation, depreciation, warranty costs, income taxes and contingencies, among others. Actual results could be materially different from those estimates.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.   ACCOUNTS RECEIVABLE

     Accounts receivable are carried at estimated net realizable value. At December 31, 2000 and 1999, AccuMed had provided no allowances for doubtful accounts as the carrying value of accounts receivable approximated their net realizable value. Bad debt expense was zero for each of the years ended December 31, 2000 and 1999 and $337,353 for the year ended December 31, 1998.

5.   NOTES RECEIVABLE

     On December 29, 2000, AccuMed and Oncometrics entered into agreements with MonoGen for the license of certain proprietary technology. Promissory notes in the aggregate amount of $500,000 were issued as consideration for the license fees due under the agreements. The notes are due in aggregate non-interest bearing installments of $100,000 on January 3, 2001, $100,000 on January 31, 2001, $100,000 on February 28, 2001, and $200,000 on March 31, 2001. The notes are carried in the consolidated balance sheet at the present value of the future cash flows using an interest rate of 9.5%. At December 31, 2000, the carrying amount of these notes is $492,772.

     Under an amendment to AccuMed's patent and technology license agreement with Ampersand, AccuMed received a $100,000 convertible promissory note from Ampersand. The note was originally due on March 29, 2001 and earned interest at a rate of 11.0% per annum. The full amount of the note was repaid on December 12, 2000.

     On November 16, 1999, AccuMed entered into a merger agreement with Microsulis Corporation ("Microsulis"), which was subsequently terminated on February 28, 2000. At December 31, 1999, AccuMed had advanced $400,000 under a line of credit to Microsulis. On March 31, 2000, AccuMed received $417,747, including interest, in full satisfaction of the amounts advanced to Microsulis. AccuMed has no obligation to make further advances to Microsulis.

6.   AVAILABLE-FOR-SALE SECURITY

     On December 4, 1998, AccuMed received 85,776 common shares of Bell National Corporation, ("Bell"), a public shell corporation, and warrants to purchase an additional 63,517 common shares of Bell at a price of $0.001 per share in exchange for its 2,000 membership units of InPath, L.L.C., a privately held company. No value was assigned to the Bell shares received because the underlying market value of Bell at the date of the transaction was deminimus. On May 26, 1999, AccuMed exercised all of the warrants. Also on this date, Bell was merged into its wholly-owned subsidiary, Ampersand Medical Corporation. As a result of this merger, AccuMed's shares of Bell were exchanged for an equal number of shares of Ampersand, resulting in AccuMed having a 1% interest in Ampersand. At the date of this merger, no value was assigned to the Ampersand shares because the fair value of the shares was determined to be deminimus. At December 31, 1999, the underlying market value of the shares was recorded in the financial statements based on the lapse of certain sale restrictions and AccuMed's sale of shares in the open market.

     During 2000, AccuMed received an additional 128,571 common shares of Ampersand upon the amendment of AccuMed's patent and technology license agreement with Ampersand. These shares were recorded at a fair market value of $257,142 on their date of issuance.

     A total of 85,776 shares of Ampersand stock were sold during 2000 on the open market for proceeds of $331,574. A realized gain on the sale of these shares of $331,574 has been recorded in the statement of operations for the year ended December 31, 2000.

     AccuMed's investment in Ampersand shares is as follows at December 31:


                                                                        2000            1999
                                                                     ---------        ---------
     Shares held                                                       192,088          149,293
     Market value                                                    $ 195,085        $ 121,301
     Unrealized (depreciation) appreciation                          $ (62,057)       $ 121,301


                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.   INVENTORIES

     Inventories include the following at December 31:


                                                                2000                1999
                                                             ----------         ----------
         Raw material and packaging supplies                 $  539,944         $  529,919
         Work in process                                              -                  -
         Finished goods                                          99,276            171,000
                                                             ----------         ----------
                    Total                                    $  639,220         $  700,919
                                                             ==========         ==========


8.   PROPERTY AND EQUIPMENT

     Property and equipment includes the following at December 31:


                                                                     Estimated
                                                                    Useful Life          2000              1999
                                                                    -----------       -----------       -----------
         Equipment                                                  3 - 5 Years       $ 1,885,280       $ 1,876,344
         Leasehold improvements                                       5 Years             182,646           140,290
                                                                                      -----------       -----------
                                                                                        2,067,926         2,016,634
         Less accumulated depreciation and amortization                                (1,682,554)       (1,311,361)
                                                                                      ------------      ------------
                  Total                                                                $  385,372       $   705,273
                                                                                       ==========       ============


     Maintenance and repair expenses for the years ended December 31, 2000, 1999 and 1998 were $2,539, $14,663 and $55,942, respectively. There were no material capital commitments outstanding as of December 31, 2000.

9.   OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following at December 31:


                                                                           2000                1999
                                                                        ----------          ----------
               Litigation reserves                                      $  392,683          $  485,000
               Accrued franchise taxes                                      84,284                   -
               Accrued rent                                                 22,248             103,247
               Payroll and related                                         178,065             136,787
               Other                                                        69,740              25,149
                                                                        ----------          ----------
                       Total                                            $  747,020          $  750,183
                                                                        ==========          ==========

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.  DEBT

     Debt at December 31, 2000 and 1999, respectively, consists of the following:


                                                                        2000               1999
                                                                     -----------         ----------
   Note payable to Ampersand                                         $   330,000         $      -
   Floating rate convertible note payable                                151,288            342,550
   Non-interest bearing repayable contribution                           187,000            187,000
                                                                    ------------         ----------
           Total long-term debt                                          668,288            529,550
           Less current installments                                     668,288            362,550
                                                                    ------------         ----------
           Long-term debt, excluding current installments           $        ---         $  167,000
                                                                    ============         ==========


     As a result of the signing of a letter of intent to merge with Ampersand on September 22, 2000, AccuMed received an aggregate of $330,000 in advances from Ampersand in the form of a note payable. The note bears interest at a rate of prime, plus 2.5%, per annum and was converted into a new $800,000 note upon the signing of a definitive merger agreement with Ampersand on February 7, 2001. See
Note 19 Subsequent Events.

     The floating rate convertible note payable, which is denominated in Canadian dollars ($217,855 Canadian at December 31, 2000), is due on demand, or in the event not called, principal payments are required at a rate of $25,000 U.S. dollars per month, plus interest at a rate of 6.0% over the Canadian prime rate. The note is convertible into shares of AccuMed's common stock at a price of $1.43 per share.

     The repayable contribution was received under a Canadian government program and calls for semi-annual installments based on sales of product and available funds. At December 31, 2000, AccuMed was past due in making certain of its payment obligations under this program. As a result, AccuMed's repayment obligation is callable.

     Aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2000 are as follows:


                     2001              $  668,288
                     2002                    --
                     2003                    --
                     2004                    --
                     2005                    --
                     Thereafter              --

11.  STOCKHOLDERS' EQUITY

     On February 23, 1998, AccuMed exchanged $5,275,000 in principal amount of its 12% convertible promissory notes plus accrued interest thereon of $329,030 for 1,245,338 shares of Series A convertible preferred stock and 3-year warrants to purchase 207,557 shares of common stock at an exercise price of $6.75 per share. The preferred stock is convertible into common stock at a conversion price of $6.75 per share. The Company registered the resale of the shares of common stock underlying the preferred stock and warrants with the Securities and Exchange Commission during 1998. See Note 18 Debt Extinguishment.

     During March 1998, the Company completed a private placement of 1,447,778 shares of common stock and 7-year warrants to purchase an aggregate of 1,447,778 shares of common stock at an exercise price of $4.50 per share for gross proceeds of $6,515,000, including $1,000,000 in notes payable converted into common stock, and net proceeds of $5,864,000 after payment of fees, commissions and expenses related thereto. The Company has registered the resale of the outstanding common stock and the common stock underlying the warrants with the Securities and Exchange Commission.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     During the years ended December 31, 2000, 1999 and 1998, 354,187 shares, 17,718 shares and 283,236 shares, respectively, of Series A convertible preferred stock were converted into 236,127 shares, 11,813 shares and 188,824 shares, respectively, of common stock. At December 31, 2000, there are 590,197 shares of Series A convertible preferred stock outstanding that are convertible into 393,465 shares of common stock.

     Warrants

     At December 31, 2000, AccuMed had outstanding warrants to purchase shares of common stock at any time through the expiration date as follows:


         Shares                 Price          Expiration Date
         ------                 -----          ---------------
         20,266                  4.92          None
         20,266                  9.84          None
         20,266                 14.82          None
         16,667                  7.50          January, 2001
         16,667                 12.75          January, 2001
        207,557                  6.75          March 2001
         33,334                  6.75          March, 2002
          8,334                 15.00          August, 2002
         40,964                 15.56          September, 2002
         16,667                  4.50          February, 2003
      1,561,817                  4.50          March, 2005


     Stock Option Plan

     AccuMed has the following stock option plans for its employees, directors and consultants: the 1992 plan, the 1995 plan and the 1997 plan. Terms of the plans are summarized as follows:

     Exercise Price - Fair market value as determined by the closing price of the common stock on the date of issuance as reported by NASDAQ.

     Vesting Period - A portion of the options granted to certain participants vest immediately with the remaining options vesting on varying schedules not exceeding six years from date of grant. Options granted to others vest on varying schedules not exceeding six years from date of grant.

     Shares Available - At December 31, 2000 there were 126,339 shares available for grant under the Plans. The maximum number of shares that may be issued under the plans is 494,259 at December 31, 2000.

     AccuMed applies APB Opinion No. 25 and related interpretations in accounting for its Stock Option Plans for employees. Accordingly, no compensation cost has been recorded. Had compensation cost for the Company's Stock Option Plans been determined consistent with FASB Statement No. 123, the Company's net (loss) income and net (loss) income per share would have been as indicated below.


                                                                       Year Ended December 31,
                                                         --------------------------------------------------------
                                                              2000                 1999                 1998
                                                         -------------         -----------         --------------
Net (loss) income, as reported                           $ (3,097,952)         $ 1,396,378         $  (8,176,349)
Net (loss) income, pro forma                             $ (4,258,602)         $   715,784         $ (10,476,223)
Net (loss) income per share, as reported                 $      (0.55)         $      0.25         $       (1.61)
Net (loss) income per share, pro forma                   $      (0.75)         $      0.13         $       (2.06)


                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     The compensation cost of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2000, 1999 and 1998.



                                                     Year Ended December 31,
                                           ------------------------------------------
                                              2000            1999            1998
                                           ---------        ---------       ---------
       Dividend yield                           0%                0%               0%
       Volatility                             143%              143%              30%
       Risk free interest rate               6.53%             5.23%            7.00%
       Expected life in years                   5                 5               10



Stock option activity during the periods indicated was as follows:



                                                                                             Weighted
                                                                     Number of            Average Exercise
                                                                      Options                  Price
                                                                     ---------            ----------------
          Balance at December 31, 1997                                416,252                  $20.70
                     Granted                                          370,004                  $ 4.87
                     Exercised                                         (8,250)                 $ 7.00
                     Forfeited                                       (277,852)                 $18.23
                     Expired                                             --                      --
                                                                     --------
          Balance at December 31, 1998                                500,154                  $10.60
                     Granted                                          307,670                  $ 1.20
                     Exercised                                           --                      --
                     Forfeited                                       (114,925)                 $19.10
                     Expired                                             (792)                 $ 8.34
                                                                     --------
          Balance at December 31, 1999                                692,107                  $ 4.98
                     Granted                                          246,670                  $ 2.23
                     Exercised                                           --                      --
                     Forfeited                                        (18,751)                 $ 3.23
                     Expired                                           (5,243)                 $ 5.51
                                                                     --------
          Balance at December 31, 2000                                914,783                  $ 5.05
                                                                     ========


The fair value of options granted in 2000, 1999 and 1998 was $2.02, $1.09 and $2.72 per share, respectively.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


The following table summarizes information about stock options outstanding as of December 31, 2000:


                                            Options outstanding                             Options exercisable
                                            -------------------                        ------------------------------
                                                Weighted
                                                 Average             Weighted                               Weighted
                                                Remaining             Average                               Average
         Range of               Number         Contractual           Exercise              Number           Exercise
      exercise prices        Outstanding           Life                Price            Exercisable          Price
      ---------------        -----------       -----------           ---------          -----------         -------
      $0.97 to $1.31             289,006           8.24               $  1.21              144,756          $  1.21
           $2.31                 200,000           9.17                  2.31               50,000             2.31
      $3.94 to $4.50             270,004           7.11                  4.46              270,004             4.46
      $6.00 to $6.78              50,417           6.40                  6.01               50,417             6.01
          $10.50                  19,890           0.08                 10.50               19,890            10.50
     $22.50 to $23.64             80,882           5.05                 23.52               80,882            23.52
     $37.50 to $50.28              4,584           0.57                 40.98                4,584            40.98
                              ----------                                                ----------
      $0.97 to $50.28            914,783           7.51                  5.05              620,533             6.60
                              ==========                                                ==========



12.  INCOME TAXES

     AccuMed's income tax provision for the years ended December 31, 2000, 1999 and 1998 was allocated as follows:


                                                       2000           1999            1998
                                                   -----------    -----------     ------------
        Income from continuing operations           $   -          $    -           $     -
        Discontinued operations                         -            140,000              -
        Extraordinary item                              -               -                 -
                                                   -----------    -----------     ------------
                                                    $   -          $ 140,000        $     -
                                                   ===========    ===========     ============


     A reconciliation of the significant differences between AccuMed's effective tax rate applicable to income from continuing operations and the federal statutory tax rate for the years ended December 31, 2000, 1999, and 1998 is as follows:


                                                         2000               1999              1998
                                                        -------           -------            -----
          Federal statutory income tax rate              (34.0)%           (34.0)%           (34.0)%
          State taxes, net of federal benefit             (6.0)             (6.0)             (6.0)
          Increase in valuation allowance                 40.0              40.0              40.0
                                                          ----              ----              ----
          Effective income tax rate                        0.0%              0.0%              0.0%
                                                          ====              ====              ====


     The net deferred tax assets and liabilities consist of the following at December 31:


                                                                   2000                      1999
                                                               ------------              -----------
        Deferred tax assets:
           Net operating loss carryforwards                    $ 14,593,000              $ 12,972,000
           Research and development credits                         657,000                   595,000
           Other                                                  1,235,000                 1,763,000
                                                               ------------              ------------
                              Total                              16,485,000                15,330,000
        Valuation allowance                                     (16,485,000)              (15,330,000)
                                                               ------------              ------------
        Net deferred tax assets and liabilities                $       --                $       --
                                                               ------------              ------------

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     At December 31, 2000, AccuMed had approximately $36,483,000 and $20,667,000 in net operating losses for federal and state tax purposes, respectively, available to be carried forward to future periods. The carry forwards expire from 2006 to 2020 for federal purposes and from 2012 to 2020 for state purposes.

     AccuMed's credits for research and development available to offset future federal income taxes expire from 2002 to 2014.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

     Based upon the level of historical taxable losses and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not AccuMed will not realize the benefits of these deductible differences. In addition, utilization of net operating loss carryforwards and research and development credits available to offset future taxable income may be subject to annual limitations as a result of previous changes in ownership of the AccuMed. Accordingly, management of AccuMed has provided a valuation allowance equal to its recorded deferred tax assets. The net change in the valuation allowance for the years ended December 31, 2000 and 1999 was an increase of $1,155,000 and a decrease of $1,322,000, respectively.

13.  LEASES

     Operating Leases

     AccuMed leases its facility under an operating type lease expiring in 2004. Rental expense is recognized on a straight-line basis over the life of the lease. As a result of AccuMed's consolidation of certain of its facilities and re-negotiation of its leasing arrangements, AccuMed recorded an expense in 1999 for the write-off of $137,211 in net book value of impaired leasehold improvements. At December 31, 2000 and 1999, accounts payable and other current liabilities include an accrual of $68,915 and $103,247, respectively, for rent concessions as part of the re-negotiated leasing arrangements. Total rental expense under operating leases during the years ended December 31, 2000, 1999 and 1998 was $251,000, $531,000 and $379,000, respectively.

     Future minimum annual lease payments under operating leases as of December 31, 2000 are:


              Year                   Amount
              ----                   ------
              2001                  $ 209,000
              2002                  $ 152,000
              2003                  $ 160,000
              2004                  $ 124,000
            Thereafter              $     --


14.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Non-cash investing and financing activities:

     During the year ended December 31, 2000, AccuMed received 128,571 shares of Ampersand common stock and a $100,000 note receivable in exchange for amending its patent and technology license agreement with Ampersand. AccuMed also received an aggregate of $500,000 in notes in exchange for license agreements entered into with MonoGen. During 2000, 354,187 shares of Series A convertible preferred stock were converted into 236,127 shares of common stock.

     During the year ended December 31, 1999, 17,718 shares of Series A convertible preferred stock were converted into 11,813 shares of common stock.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     During the year ended December 31, 1998, AccuMed extinguished debt with a carrying value of $4,818,800 through the issuance of convertible preferred stock and common stock warrants with a fair value of $5,986,880 including transaction fees, resulting in an extraordinary loss of $1,168,000. AccuMed satisfied its obligation under a $1,000,000 note payable through the issuance of 222,223 shares of common stock. During 1998, 283,236 shares of Series A convertible preferred stock were converted into 188,824 shares of common stock. AccuMed issued a note in 1998 for $342,550 in connection with the purchase of a one-third interest in Oncometrics Imaging Corp. stock it did not already own.


                                                                       Year Ended December 31,
                                                         -------------------------------------------------
                                                            2000               1999                1998
                                                         ---------          ---------           ----------
      Cash paid during the year for:
      Operating Activities
            Interest                                     $   41,186          $  292,008          $1,336,566
            Income taxes                                       --            $  105,000                --
      Investing and Financing Activities
            Deposit reclassified to fixed assets               --                  --            $  125,000


15.  COMMITMENTS AND CONTINGENCIES

     The company is involved in a legal proceeding with a certain vendor regarding a dispute over delivery of services. AccuMed has recorded an estimated accrual of $393,000 relating to the probable settlement of these legal proceedings. See Note 9, Other Current Liabilities.

16.  LICENSE AGREEMENTS

     On March 24, 2000, AccuMed entered into a license and development agreement with Ventana Medical Systems, Inc., whereby AccuMed agreed to license its patents and proprietary information and rights to Ventana for certain medical applications. Under the terms of the agreement, AccuMed has received and deferred an up-front licensing fee, advance royalty payment, and development funds. Additional development funds will be received over the next twelve months for contract research. The agreement also provides for the sale of AcCell(TM) Systems to Ventana and royalties to be received in the future on the sale of covered products by Ventana. The deferred up-front licensing fee is being recognized as revenue systematically over the 36-month term of the agreement. The advance royalty payment will be recognized as revenue during the period that the royalties are earned on the sale of covered products. AccuMed is required under the agreement to complete certain development obligations. Qualifying development costs incurred during the development process are being charged against the deferred development funds received. The excess amount of development funds, if any, over the amount of qualifying costs incurred will be recognized in income upon the completion of the development process. AccuMed does not anticipate that any excess development funds will be material.

     On March 29, 2000, the Company entered into a patent and technology license agreement with BCAM International, Inc., renamed CellMetrix, Inc. ("CellMetrix"), whereby AccuMed agreed to license its patents and proprietary information and rights to CellMetrix for certain medical applications. Under the terms of the agreement, AccuMed received a guaranteed license fee upon signing of the agreement. The amount of the guaranteed license fee received was deferred and being recognized over the 60-month term of the agreement. Effective September 1, 2000, AccuMed and CellMetrix mutually agreed to terminate the license agreement. As a result of the termination, the carrying amount of the deferred licensing fees of $229,000 was recognized as other income in the statement of operations for the year ended December 31, 2000. AccuMed is not required to refund any portion of the guaranteed license fee it received and has no further performance commitments under this terminated agreement.

     On March 29, 2000, AccuMed also entered into a letter agreement to reinstate and amend its September 4, 1998 patent and technology license agreement with Ampersand. Upon signing of the letter agreement, AccuMed received an up-front license fee. On June 9, 2000, AccuMed signed a formal amendment to the agreement and received an advance royalty in the form of cash. AccuMed also received a $100,000 convertible note and 128,571 shares of Ampersand common stock as an additional advance royalty. AccuMed has deferred the amount of the up-front license fee it received. This fee is being recognized as revenue systematically over the remaining 41-month term of the agreement. The advance royalties are being recognized as revenue during the period that the royalties are earned on the sale of covered products.

     On December 29, 2000, AccuMed and Oncometrics entered into agreements to license their patents and intellectual property to MonoGen for certain medical applications. Promissory notes in the aggregate amount of $500,000 were issued by

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Monogen as consideration for the up-front license fees due under the agreements. The up-front license fees have been deferred and will be recognized as revenue in the first quarter of 2001 upon the completion by AccuMed of its obligations under the agreements.

17.  RELATED-PARTY TRANSACTIONS

     On February 2, 1998 a director/stockholder loaned AccuMed $1,000,000 at 12% annual interest plus 16,667 5-year warrants to purchase common stock at an exercise price of $9.36 per share. The loan was converted into common stock under the terms of a private placement of common stock in March 1998 and the exercise price of the warrants were re-priced to $4.50 per share.

18.  DEBT EXTINGUISHMENT

     In 1998, AccuMed incurred an extraordinary loss of $1,168,080 related to the exchange of $5,275,000 in principal amount of its 12% convertible notes into Series A convertible preferred stock. This loss included stock, warrants and fees paid to the placement agent, warrants issued as an inducement to the converting noteholders, and the write-off of a proportional amount of deferred financing costs associated with the issuance of the convertible notes. The placement agent received fees of $175,000, 8,334 shares of common stock valued at $40,000, 7-year warrants to purchase 58,334 shares of common stock at $6.75 per share valued at $84,000, and repricing of previously issued 4-year warrants to purchase 33,334 shares of common stock at an exercise price of $18.75 per share to $6.75 per share, valued at $26,000. The converting noteholders received 3-year warrants to purchase 207,557 shares of common stock at an exercise price of $6.75 per share, valued at $37,380.

     AccuMed utilized the Black-Scholes pricing model to determine the fair value of warrants issued. The following assumptions were incorporated into the model: risk-free rate - 6%, expected volatility - 30%, and expected dividend - zero. The risk-free rate is determined based on the interest rate of U.S. government treasury obligations with a maturity date comparable to the life of the warrant issued. Other assumptions, relating to warrant life, strike price and stock price, were determined at the date the warrant was issued.

19.  GEOGRAPHIC AND CUSTOMER INFORMATION

         The following presents net revenues and long-lived assets by geographic area for the years ended December 31:


                                      2000             1999               1998
                                  ----------        ----------        ----------
NET REVENUES:
United States                     $  364,106        $   11,435        $   40,363
Japan                                109,463              --             256,049
Australia                              3,750           124,970              --
Canada                                  --                --              30,450
                                  ----------------------------------------------
                                  $  477,319        $  136,405        $  326,862
                                  ==============================================


LONG-LIVED ASSETS:
United States                     $4,620,598        $5,652,034
Canada                                64,056            81,591
                                  ----------------------------
                                  $4,684,654        $5,733,625
                                  ============================



     Net revenues are attributable to each geographic area based on the location of the customer.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     The following presents the percentage of revenues for the year ended December 31 from each customer where the customer's revenues exceeded 10% of total net revenues:


                                                                2000             1999              1998
                                                               -----------------------------------------
Ampersand Medical Corporation                                    39%               0%                0%
Sakura Finetechnical Co., Ltd.                                   23%               0%                0%
Ventana Medical Systems, Inc.                                    23%               0%                0%
Cooperative Research Centre for Sensor Signal and
  Information Processing                                          0%               92%               0%
Tokyo Medical University                                          0%               0%               78%



20.  QUARTERLY INFORMATION (UNAUDITED)


                                                   4th Quarter       3rd Quarter       2nd Quarter       1st Quarter
                                                   ------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2000:
Net revenues                                       $   121,290       $   116,938       $    84,128       $   154,963
Gross profit                                            79,394            86,193            77,979           111,282
Net loss                                              (939,710)         (446,969)         (944,109)         (767,164)
Basic and diluted net loss per share                     (0.16)            (0.08)            (0.17)            (0.14)
YEAR ENDED DECEMBER 31, 1999:
Net revenues                                       $   124,970       $      --         $      --         $    11,435
Gross profit (loss) (a)                             (1,017,908)             --                --               8,022
Net (loss) income (b)                               (2,525,822)       (1,080,117)       (1,120,192)        6,122,509
Basic and diluted net (loss) income per share            (0.46)            (0.20)            (0.20)             1.12


(a) Gross profit (loss) for the fourth quarter of 1999 includes a charge of $1,106,399 to cost of sales to reduce the carrying value of inventories based on managements estimate of the recoverability of the inventories.

(b) Net (loss) income for the first quarter of 1999 includes $8,199,199 of income from discontinued operations. On January 29, 1999, AccuMed sold its microbiology operations.

21.  SUBSEQUENT EVENTS

     On February 7, 2001, AccuMed signed an agreement to merge with Ampersand. Under the terms of the agreement, holders of AccuMed's common stock will receive
0.6552 of a share (subject to adjustment) of Ampersand common stock in exchange for each share of AccuMed common stock. Each share of AccuMed's Series A Convertible Preferred Stock will be exchanged for one share of preferred stock of Ampersand that will be convertible into Ampersand common stock. Consummation of the merger is subject to customary closing conditions, including the approval of AccuMed's stockholders, and the registration of the Ampersand common shares with the Securities and Exchange Commission. Closing of the merger is expected to occur in the second quarter of 2001.

     On February 7, 2001, AccuMed received a $470,000 advance from Ampersand to be used for working capital purposes. AccuMed issued a note payable of $800,000, which includes $330,000 of previously advanced funds, to Ampersand. On March 1, 2001, AccuMed received an additional advance of $225,000 from Ampersand and issued a corresponding note payable. These notes bear interest at prime, plus 2.5%, and are secured by AccuMed's inventory and a certain customer contract. These notes will be dissolved upon the consummation of the merger or will be due and payable upon the earliest of May 31, 2001 or the termination of the merger agreement. The due date of the note may be extended upon mutual agreement of the parties.

                         PART I -- FINANCIAL INFORMATION
                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                   UNAUDITED
                                                 --------------------------------------
                                                 June 30, 2001        December 31, 2000
                                                 ---------------    -------------------
                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents                     $      165,615      $          462
  Accounts receivable                                   42,640              19,600
  Prepaid expenses and other current assets             17,262              18,984
  Available-for-sale security                          234,347             195,085
  Notes receivable                                          --             492,772
  Inventories                                          597,704             639,220
                                                --------------      --------------
   TOTAL CURRENT ASSETS                              1,057,568           1,366,123
                                                --------------      --------------
Property and equipment, net                            216,618             385,372
Purchased technology, net                            3,192,864           3,523,866
Patents, net                                           742,770             775,416
                                                --------------      --------------
                                                $    5,209,820      $    6,050,777
                                                ==============      ==============

    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of debt                       $    1,772,038      $      668,288
  Accounts payable                                     188,033             330,168
  Accrued interest                                      63,406              13,161
  Deferred revenues, current portion                   314,935             419,739
  Other current liabilities                            533,912             747,020
                                                --------------      --------------
   TOTAL CURRENT LIABILITIES                         2,872,324           2,178,376
                                                --------------      --------------
Deferred revenues                                      988,868           1,487,973
STOCKHOLDERS' EQUITY
  Preferred stock, Series A convertible              2,576,185           2,655,893
  Common stock, $0.01 par value                         57,398              57,280
  Additional paid-in capital                        61,290,333          61,210,743
   Accumulated other comprehensive income
   (loss)                                             (153,336)           (190,939)
  Accumulated deficit                              (62,205,215)        (61,131,812)
  Treasury stock                                      (216,737)           (216,737)
                                                --------------      --------------
   TOTAL STOCKHOLDERS' EQUITY                        1,348,628           2,384,428
                                                --------------      --------------
                                                $    5,209,820      $    6,050,777
                                                ==============      ==============


     See accompanying notes to condensed consolidated financial statements.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                      THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                      --------------------------- -----------------------------
                                          2001          2000           2001           2000
                                          ----          ----           ----           ----

Net sales                              $    43,002         13,500    $    43,002    $   168,463
Licensing fees and royalties               132,424         70,628        715,959         70,628
                                       -----------    -----------    -----------    -----------
  Total net revenues                       175,426         84,128        758,961        239,091
                                       -----------    -----------    -----------    -----------
Operating expenses:
  Cost of sales                             34,516          6,149         34,516         49,830
  Cost of revenues                              --             --         12,712             --
  General and administrative               511,649        781,513      1,391,749      1,569,681
  Research and development                 172,357        230,512        354,499        582,880
  Sales and marketing                        6,250         15,555         43,917         88,144
                                       -----------    -----------    -----------    -----------
   Total operating expenses                724,772      1,033,729      1,837,393      2,290,535
                                       -----------    -----------    -----------    -----------
Operating loss                            (549,346)      (949,601)    (1,078,432)    (2,051,444)
                                       -----------    -----------    -----------    -----------
Other income (expense):
  Interest expense                         (37,614)        (7,500)       (60,994)       (15,000)
   Realized gain on
   available-for-sale security                  --             --             --        326,844
  Other income, net                         33,699         12,992         66,023         28,327
                                       -----------    -----------    -----------    -----------
   Total other income (expense)             (3,915)         5,492          5,029        340,171
                                       -----------    -----------    -----------    -----------
Loss before income taxes                  (553,261)      (944,109)    (1,073,403)    (1,711,273)
Income taxes                                    --             --             --             --
                                       -----------    -----------    -----------    -----------
Net loss                               $  (553,261)   $  (944,109)   $(1,073,403)   $(1,711,273)
                                       ===========    ===========    ===========    ===========

Basic and diluted net loss per share   $     (0.10)   $     (0.17)   $     (0.19)   $     (0.31)
                                       ===========    ===========    ===========    ===========
Weighted average common shares
  outstanding                            5,739,838      5,663,657      5,738,272      5,600,360
                                       ===========    ===========    ===========    ===========

      See accompanying notes to condensed consolidated financial statements

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE SIX MONTHS ENDED JUNE 30,

                                                                   UNAUDITED
                                                                   ---------

                                                            2001               2000
                                                            ----               ----

OPERATING ACTIVITIES:
  Net loss                                             $ (1,073,403)      $(1,711,273)
   Adjustments to reconcile net loss to net cash used
   in operating activities:
   Depreciation and amortization                             508,919           527,971
    Realized gain on sale of available-for-sale
    security                                                     --         (326,844)
   Gain on sale of property and equipment                   (26,386)                --
   Gain on settlement of litigation                         (29,549)                --
   (Decrease) increase in deferred revenues                (602,150)         1,590,157
   Changes in other operating assets and liabilities         236,377         (191,724)
                                                       -------------      ------------
CASH USED IN OPERATING ACTIVITIES                          (986,192)         (111,713)
                                                       -------------      ------------
INVESTING ACTIVITIES:
  Proceeds from repayment of note receivable                      --           400,000
  Proceeds from sale of available-for-sale security               --           326,844
  Capital expenditures                                            --          (27,755)
  Proceeds from sale of property and equipment                49,025                --
                                                       -------------      ------------
CASH PROVIDED BY INVESTING ACTIVITIES                         49,025           699,089
                                                       -------------      ------------
FINANCING ACTIVITIES:
  Proceeds from notes payable                              1,170,000                --
  Repayment of notes payable                                (66,250)         (125,000)
                                                       -------------      ------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            1,103,750         (125,000)
                                                       -------------      ------------
EFFECT OF EXCHANGE RATES ON CASH                             (1,430)           (2,445)
                                                       -------------      ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                    165,153           459,931
                                                       -------------      ------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 462           196,303
                                                       -------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $     165,615      $    656,234
                                                       =============      ============


     See accompanying notes to condensed consolidated financial statements.

                   ACCUMED INTERNATIONAL, INC. AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. PREPARATION OF INTERIM FINANCIAL STATEMENTS

     In our opinion, the accompanying unaudited condensed consolidated financial statements include all normal adjustments considered necessary to present fairly our financial position as of June 30, 2001, and our results of operations for the three-month and the six-month periods ended June 30, 2001 and 2000 and our cash flows for the six-month periods ended June 30, 2001 and 2000. Our interim results are not necessarily indicative of the results we expect for the full year.

     The condensed consolidated financial statements and notes are presented as permitted by Form 10-Q, and do not contain certain information included in our audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission on Form 10-K/A.

2. BASIS OF PRESENTATION

     The condensed consolidated financial statements include the accounts of AccuMed and its wholly-owned subsidiary, Oncometrics Imaging Corp. All significant intercompany balances, transactions and stockholdings have been eliminated.

3. COMPREHENSIVE LOSS

                                             Three Months Ended                Six Months Ended
                                                  June 30,                         June 30,
                                                  --------                         --------

                                            2001           2000             2001               2000
                                            ----           ----             ----               ----

Net loss                                 $ (553,261)   $ (944,109)     $(1,073,403)       $ (1,711,273)
Other comprehensive income (loss)
   Reclassification of realized gain
   included in net income                        --            --               --           (326,844)
   Change fair value of
   available-for-sale security             (59,778)      (28,565)           39,262             442,955
   Foreign currency translation
   adjustments                                1,867         4,738          (1,659)               4,031
                                         ----------    ----------      -----------        ------------
Comprehensive loss                       $ (611,172)   $ (967,936)     $(1,035,800)       $ (1,591,131)
                                         ==========    ==========      ===========        ============


4. INVENTORIES

     Inventories are summarized as follows:

                               June 30,      December 31,
                                 2001            2000
                                 ----            ----

Raw material                  $ 538,235       $ 539,944
Work in process                      --              --
Finished goods                   59,469          99,276
                              ---------       ---------
Total inventories             $ 597,704       $ 639,220
                              =========       =========

5. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                       Six Months Ended June 30,
                                                       -------------------------

                                                          2001         2000
                                                          ----         ----

OPERATING ACTIVITIES:
  Interest paid                                        $  10,749  $    12,686
NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Preferred stock converted to common stock            $  79,708  $ 1,381,316

6. MONOGEN AGREEMENTS

     On April 10, 2001, AccuMed and Oncometrics assigned to MonoGen, Inc. all of our rights under our contracts with the Cooperative Research Centre for Sensor Signal and Information Processing, Sakura Finetechnical Co., Ltd., and Tokyo Medical University for $35,000. This amount was recognized as licensing revenue in the second quarter of 2001. We have no continuing obligations under these contracts.

     On December 29, 2000, we entered into license agreements with Monogen and received $500,000 of notes receivable as consideration for the license fees due under the agreements. In the first quarter of 2001, we collected the balance due under these notes in full. Since we completed all of our obligations under the agreements, we recognized as revenue in the first quarter of 2001 the total amount of the license fees received of $491,012, net of interest imputed on the notes.

7. SETTLEMENT OF MERRILL CORPORATION LITIGATION

     In June 1997, Merrill Corporation filed a complaint against AccuMed in the Circuit Court of Cook County, Illinois. The complaint alleged that AccuMed entered into a contract for printing services and failed to pay for the services rendered. AccuMed alleged that the invoices submitted to it were inaccurate and excessive, and that Merrill did not perform all of the services for which it purported to charge AccuMed. Merrill sought an award of $430,033, plus interest, attorneys' fees and costs.

     On May 10, 2001, a settlement was reached with Merrill. AccuMed agreed to pay Merrill an aggregate of $312,000 in cash in twelve installments of $26,000 per month from May 2001 through April 2002, with interest at a rate of 10% due with the final installment. In the second quarter of 2001, we adjusted our accrued liability for this contingency and recorded a gain of $30,000 on the settlement, which is included in other income in the statement of operations.

8. PENDING MERGER

     On February 7, 2001, we signed an agreement to merge with Ampersand Medical Corporation. Under the terms of the agreement, holders of our common stock will receive 0.6552 of a share (subject to adjustment) of Ampersand common stock for each share of AccuMed common stock held. Each share of our Series A convertible preferred stock will be exchanged for one share of Ampersand's preferred stock that will be convertible into Ampersand's common stock. Consummation of the merger is subject to customary closing conditions, including the approval of AccuMed's stockholders, and the registration of the Ampersand common stock with the Securities and Exchange Commission. The termination date for the merger was automatically extended to September 30, 2001. We expect the merger to close in the third quarter of 2001.

     Through June 30, 2001, we have received an aggregate of $1,500,000 of working capital advances from Ampersand. The notes for these advances bear interest at prime plus 2.5% and are secured by our inventory and certain customer contracts. These notes will be dissolved upon consummation of the merger or will be due and payable upon the termination of the merger agreement. The due date of the notes may be extended upon mutual agreement of the parties.

9. SUBSEQUENT EVENTS

     On July 5, 2001 and August 8, 2001, AccuMed received additional advances of $100,000 each from Ampersand. The notes for these advances are on terms consistent with the previous Ampersand advances.

     On July 27, 2001, AccuMed advanced $100,000 to Ampersand for a note receivable. The note, plus interest, was originally due on August 3, 2001 and earns interest at the rate of 12% per annum. The parties agreed to extend the maturity date of the note to August 28, 2001. As consideration for the extension, Ampersand agreed that if it fails to repay the principal and interest when due, Ampersand will release its security interest in twenty-five AcCell instruments to permit the sale of such instruments by AccuMed. As additional consideration for the note, Ampersand agreed to pay a note origination fee of $10,000 which is due and payable on August 31, 2001. Any amount that Ampersand fails to pay AccuMed in the form of principal, interest, or note origination fee when due will be offset against amounts owed by AccuMed to Ampersand under a February 7, 2001 secured promissory note.

                         AMPERSAND MEDICAL CORPORATION
            UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2001

                                                                                                      PRO-FORMA
                                                          AMPERSAND      ACCUMED    ADJUSTMENTS      AS ADJUSTED
     (Amounts in thousands, except per share data)        ---------      -------    -----------      -----------
ASSETS
Cash and cash equivalents..............................         10          166          (450)            (274)
Available-for-sale securities..........................                     234          (234)(e)           --
Notes receivable.......................................      1,500                     (1,500)(b)           --
Accounts receivable, net...............................        554           43            --              597
Accrued interest receivable............................        144                        (63)(c)           81
Inventories............................................         45          598            --              643
Refundable taxes.......................................        108                         --              108
Prepaid expenses.......................................        159           17            --              176
                                                           -------       -------      -------         --------
                                                             2,520        1,058        (2,247)           1,331
Fixed Assets, net......................................        631          217                            848
Other Assets:
License, patents and technology........................      1,623        3,935          (534)(d)       13,002
                                                                                        7,978
Goodwill, net..........................................         67                                          67
Prepaid royalties......................................      1,298                       (979)(d)          319
                                                           -------       -------      -------         --------
TOTAL ASSETS...........................................      6,139        5,210         4,218           15,567
                                                           =======       =======      =======         ========
LIABILITIES AND EQUITY
Accounts payable.......................................      1,921          188            --            2,109
Taxes payable..........................................                                    --               --
Customer and other deposits............................                                    --               --
Accrued payroll costs..................................         98                         --               98
Accrued expenses.......................................        660          597           (54)(d)        1,190
                                                                                           50(a)
                                                                                          (63)(c)
Deferred revenue.......................................         58          315          (315)(d)           58
Revolving line of credit...............................         97                         --               97
Current maturities notes payable -- related party......        471                         --              471
Current maturities notes payable.......................        914                     (1,500)(b)         (586)
Current portion of long term debt......................         --        1,772            --            1,772
Other current liabilities..............................         --                         --               --
                                                           -------       -------      -------         --------
TOTAL CURRENT LIABILITIES..............................      4,219        2,872        (1,882)           5,209
DEFERRED REVENUE.......................................         --          989          (535)(D)           --
                                                                                         (454)(A)
Preferred stock, series A convertible ($.001 par)......         --        2,576        (2,576)(a)            1
                                                                                            1(a)
Preferred stock, series B convertible ($.001 par)......          1           --                              1
Common stock ($.001 par)...............................         31           57           (57)(a)           35
                                                                                            4(a)
                                                                                           --
Additional paid-in capital.............................     18,563       61,291       (61,291)(a)       27,840
                                                                                        6,653(a)
                                                                                        2,624(a)
Note receivable from stockholder.......................       (250)                        --             (250)
Other comprehensive loss...............................                    (154)          154(a)            --
Accumulated deficit....................................    (16,335)     (62,205)       62,205(a)       (16,335)
                                                                                         (609)(d)         (609)
Deferred stock compensation............................                                    (1)(a)           (1)
Cumulative translation adjustment......................        (90)                        --              (90)
Treasury stock.........................................                    (216)          216(a)          (234)
                                                                                         (234)(e)
                                                           -------       -------      -------         --------
TOTAL STOCKHOLDERS' EQUITY.............................      1,920        1,349         7,089           10,358
                                                           -------       -------      -------         --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY...............      6,139        5,210         4,218           15,567
                                                           =======       =======      =======         ========

                          MOLECULAR DIAGNOSTICS, INC.
                    (FORMERLY AMPERSAND MEDICAL CORPORATION)
       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                     HISTORICAL    HISTORICAL                       PRO-FORMA
                                                     AMPERSAND      ACCUMED      ADJUSTMENTS       AS ADJUSTED
  (Amounts in thousands, except per share data)      ----------    ----------    -----------       -----------
REVENUE
  Net sales......................................       1,094           303          (121)(f)          1,276
  Licensing fees and royalties...................          --           174           (66)(g)            108
                                                      -------       -------        ------           --------
       Total revenue.............................       1,094           477          (187)             1,384
OPERATING EXPENSES
  Cost of revenues...............................         637           122           (58)(h)            701
  Research and development.......................       3,426         1,143            --              4,569
  Amortization...................................         169            --                              169
  Selling, general, and administrative
     expenses....................................       3,550         2,866          (118)(i)          6,298
                                                      -------       -------        ------           --------
       Total operating expenses..................       7,782         4,131          (176)            11,737
                                                      -------       -------        ------           --------
OPERATING LOSS...................................      (6,688)       (3,654)          (11)           (10,353)
                                                      -------       -------        ------           --------
OTHER INCOME (EXPENSE)
  Interest expense -- related party..............        (155)           --            --               (155)
  Interest expense...............................         (80)          (38)           16(j)            (102)
  Interest income -- related party...............          63            --            --                 63
  Interest income................................          10            16           (16)(j)             10
  Realized gain on available for sale security...          --           331          (331)(k)             --
  Other income, net..............................         239           247            --                486
                                                      -------       -------        ------           --------
       Total other income (expense)..............          77           556          (331)               302
                                                      -------       -------        ------           --------
LOSS BEFORE INCOME TAXES.........................      (6,611)       (3,098)         (342)           (10,051)
INCOME TAXES.....................................          --            --            --                 --
                                                      -------       -------        ------           --------
NET LOSS.........................................      (6,611)       (3,098)         (342)           (10,051)
                                                      =======       =======        ======           ========
BASIC AND DILUTED NET LOSS PER SHARE.............     $ (0.24)      $ (0.55)                        $  (0.33)
                                                      =======       =======                         ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.......      27,869         5,653                           30,069
                                                      =======       =======                         ========

      MOLECULAR DIAGNOSTICS, INC. (FORMERLY AMPERSAND MEDICAL CORPORATION)
       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2001

                                                      HISTORICAL    HISTORICAL                      PRO-FORMA
                                                      AMPERSAND      ACCUMED        ADJUSTMENTS    AS ADJUSTED
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)         ----------    ----------      -----------    -----------
REVENUE
  Net sales.......................................         697            43             --              740
  Licensing fees and royalties....................          --           716            (42)(g)          674
                                                       -------       -------           ----          -------
       Total revenue..............................         697           759            (42)           1,414
OPERATING EXPENSES
  Cost of goods sold..............................         487            47             --              534
  Research and development........................       1,938           354             --            2,292
  Amortization....................................          84                                            84
  Selling, general, and administrative expenses...       2,629         1,436            (66)(i)        3,999
                                                       -------       -------           ----          -------
       Total operating expenses...................       5,138         1,837            (66)           6,909
                                                       -------       -------           ----          -------
OPERATING LOSS....................................      (4,441)       (1,078)            24           (5,495)
                                                       -------       -------           ----          -------
OTHER INCOME (EXPENSE)
  Interest expense -- related party...............        (226)           --             --             (226)
  Interest expense................................        (119)          (61)            50(j)          (130)
  Interest income -- related party................          18            --             --               18
  Interest income.................................          53                          (50)(j)            3
  Other income, net...............................           3            66             --               69
                                                       -------       -------           ----          -------
       Total other income (expense)...............        (271)            5             --             (266)
                                                       -------       -------           ----          -------
LOSS BEFORE INCOME TAXES..........................      (4,712)       (1,073)            24           (5,761)
Income taxes......................................          --            --             --               --
                                                       -------       -------           ----          -------
Net loss..........................................      (4,712)       (1,073)            24           (5,761)
Dividends on convertible preferred stock..........        (212)           --             --             (212)
Deemed dividend upon issuance of convertible
  preferred stock.................................      (1,933)           --                          (1,933)
                                                       -------       -------           ----          -------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS.........      (6,857)       (1,073)            24           (7,906)
                                                       =======       =======           ====          =======
BASIC AND DILUTED NET LOSS PER SHARE..............     $ (0.23)      $ (0.19)                        $ (0.23)
                                                       =======       =======                         =======
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING........      30,437         5,738                          34,048
                                                       =======       =======                         =======

      MOLECULAR DIAGNOSTICS, INC. (FORMERLY AMPERSAND MEDICAL CORPORATION)
       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000

                                                     HISTORICAL    HISTORICAL                       PRO-FORMA
                                                     AMPERSAND      ACCUMED      ADJUSTMENTS       AS ADJUSTED
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)        ----------    ----------    -----------       -----------
REVENUE
  Net sales......................................       1,094           303          (121)(f)          1,276
  Licensing fees and royalties...................          --           174           (66)(g)            108
                                                      -------       -------        ------           --------
       Total revenue.............................       1,094           477          (187)             1,384
OPERATING EXPENSES
  Cost of revenues...............................         637           122           (58)(h)            701
  Research and development.......................       3,426         1,143            --              4,569
  Amortization...................................         169            --                              169
  Selling, general, and administrative
     expenses....................................       3,550         2,866          (118)(i)          6,298
                                                      -------       -------        ------           --------
       Total operating expenses..................       7,782         4,131          (176)            11,737
                                                      -------       -------        ------           --------
OPERATING LOSS...................................      (6,688)       (3,654)          (11)           (10,353)
                                                      -------       -------        ------           --------
OTHER INCOME (EXPENSE)
  Interest expense -- related party..............        (155)           --            --               (155)
  Interest expense...............................         (80)          (38)           16(j)            (102)
  Interest income -- related party...............          63            --            --                 63
  Interest income................................          10            16           (16)(j)             10
  Realized gain on available for sale security...          --           331          (331)(k)             --
  Other income, net..............................         239           247            --                486
                                                      -------       -------        ------           --------
       Total other income (expense)..............          77           556          (331)               302
                                                      -------       -------        ------           --------
LOSS BEFORE INCOME TAXES.........................      (6,611)       (3,098)         (342)           (10,051)
INCOME TAXES.....................................          --            --            --                 --
                                                      -------       -------        ------           --------
NET LOSS.........................................      (6,611)       (3,098)         (342)           (10,051)
                                                      =======       =======        ======           ========
BASIC AND DILUTED NET LOSS PER SHARE.............     $ (0.24)      $ (0.55)                        $  (0.33)
                                                      =======       =======                         ========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.......      27,869         5,653                           30,069
                                                      =======       =======                         ========

NOTES TO THE UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following represents the components of the purchase price of AccuMed for financial accounting purposes (in thousands):

     Fair value of 3,760,742 shares of Ampersand common
      stock exchanged for outstanding AccuMed common
      stock.................................................    $6,243
     Fair value of 572,485 shares of Ampersand Series A
      Convertible Preferred Stock exchanged for outstanding
      AccuMed Series A Convertible Preferred Stock..........       415
     Fair value of stock options exchanged:
       Vested options.......................................       884
       Unvested options.....................................         1
     Fair value of warrants exchanged.......................     1,739
     Estimated direct acquisition costs to be incurred by
      Ampersand.............................................       450
                                                                ------
       Total purchase price.................................    $9,732
                                                                ======

     The fair value of the common stock issued in the merger of $1.66 per share was based on the average market value of Ampersand common stock during the period commencing three days before and ending three days after the announcement date of the acquisition. The fair value of stock options exchanged was determined on a grant-by-grant basis using the Black-Scholes model and the following assumptions:

     - stock price of $1.66;

     - volatility of 216%;

     - dividend rate of zero;

     - risk-free rate of return ranging from 5.0% to 6.0% depending on the date of the grant; and

     - expected life ranging from .08 to 8.83 years depending on the vesting status.

     The total number of shares pertaining to stock options assumed to be exchanged was 550,269, of which 441,178 were vested and 109,091 were unvested. The intrinsic value of the unvested employee stock options is recorded in the purchase accounting as deferred compensation to be amortized over the remaining vesting period. The fair value of warrants exchanged pertaining to 1,128,197 shares was determined using the Black-Scholes model and the following assumptions:

     - stock price of $1.66;

     - volatility of 216%;

     - dividend rate of zero;

     - risk-free rate of return ranging from 5.0% to 6.0% depending on the date of the grant; and

     - expected life equal to the remaining contractual term of each warrant.

     The following represents the preliminary allocation of the total purchase price to the estimated fair values of acquired assets and liabilities of AccuMed at June 30, 2001 and is for illustrative purposes only. For purposes of this pro-forma presentation, the excess of the purchase price over the historical book value of net assets acquired has been allocated to license, patents and technology. Upon consummation of the merger, the fair value of the acquired licenses, patents and technology will be determined for purposes of the actual allocation. Assuming the transaction occurred on June 30, 2001, the purchase accounting allocation would have been as follows (in thousands):

Historical book value of net assets acquired................    $1,349
Historical deferred revenue of AccuMed included in the net
  assets acquired above, excluded from purchase price.......       454
                                                                ------
                                                                 1,803
License, patents and technology.............................     7,978
Liability for acquisition costs incurred by AccuMed.........       (50)
Deferred compensation.......................................         1
                                                                ------
          Total purchase price..............................    $9,732
                                                                ======

     The purchase accounting allocation summarized above is reflected in the following pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet at June 30, 2001:

     a. To record Ampersand's investment in AccuMed equal to the total purchase price summarized above (including the $450 of direct acquisition costs incurred by Ampersand) and to record as license, patents and technology the excess of the total purchase price over the fair value of the net assets acquired resulting from the purchase accounting for AccuMed. The amount allocated to license, patents and technology has an indefinite useful life. In accordance with the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, the amount allocated to license, patents and technology will not be amortized but reviewed annually, or more frequently if impairment factors arise, for impairment.

     b. To eliminate the note payable of AccuMed to Ampersand.

     c. To eliminate the accrued interest on the note payable of AccuMed to Ampersand.

     d. To remove license fees and royalties paid to AccuMed by Ampersand recorded by Ampersand and related deferred revenue as recorded by AccuMed.

     e. To remove AccuMed's investment in Ampersand common stock.

NOTES TO UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

     f. To eliminate AccuMed sales to Ampersand.

     g. To eliminate license fees and royalties recognized by AccuMed from a license agreement between AccuMed and Ampersand.

     h. To eliminate AccuMed's cost of goods sold related to sales between the companies.

     i. To eliminate license fees and royalties as recorded by Ampersand from a license agreement between AccuMed and Ampersand.

     j. To eliminate interest income and interest expense on notes payable by AccuMed to Ampersand.

     k. To eliminate AccuMed's realized gain on available for sale security from the sale of Ampersand common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MOLECULAR DIAGNOSTICS INC.
                                            ------------------------------------
                                                   (Registrant)


Date     September 28, 2001                 By /s/ Leonard Prange
     -------------------------------           ---------------------------------
                                               Leonard Prange,
                                               President

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION
------                                      -----------

                  2. Agreement and Plan of Merger, dated February 7, 2001, by and among AccuMed International, Inc., AccuMed Acquisition Corp. and Ampersand Medical Corporation (now known as Molecular Diagnostics Inc.), and Amendments No. 1 and No. 2 thereto (incorporated by reference to Appendix I to the proxy statement-prospectus filed as part of Amendment No. 4 to Registration Statement No. 333-61666).

                  23.2   Consent of Independent Accountants